Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Name	Jurisdiction of Organization
Absia SL	Spain
Adentatec GmbH Competence in Dental	Germany
ADOM Ashkelon desalination Ltd.	Israel
Agripo Management services Ltd.	Israel
Agrocallejas mediterranea, S.L Unipersonal	Spain
Agro-Vant	Israel
Ambient Technologies Inc.	USA — Virgin Islands
Amsterdam Fertilizers B.V.	The Netherlands
Angang BK Giulini Water Treatment Co Ltd.	China
Anti-Germ Austria GmbH	Austria
Anti-Germ CZ s.r.o	Czech Republic
Anti-Germ Deutschland GmbH	Germany
Anti-Germ Hungary	Hungary
Anti-Germ Slovakia s.r.o.	Slovakia
ARM Ltd.	Hong Kong
Ashli Chemicals (Holland) B.V.	Israel
AUB Storing and Services (Hong Kong) Ltd.	Hong Kong
B.K Giulini Argentina S.A	Argentina
B.K. Giulini GmbH	Germany
B.K. Mercosur S.A.	Uruguay
BK Giulini GmbH	Germany
BK Giulini Hong Kong Limited	Hong Kong
BK Giulini Hygiene Hong Kong Ltd.	Hong Kong
BK Giulini Iberica S.L	Spain
BK Giulini Kimya ve Sanayi Ticaret A.S	Turkey
BK Giulini Leather Chemistry Co. Ltd.	Hong Kong
BK Giulini Specialities Private Ltd.	India
BKG Finance Gmbh	Germany
BKG Finance NE BV	The Netherlands
BKG Finance Sup GmbH	Germany
BKG Performance Products Jiangyin Co. Ltd.	China
BKG Personal Care Co. Ltd.	Hong Kong
BKG Puriphos B.V	The Netherlands
BKG Puriphos C.V	The Netherlands
Bromine and Chemicals Ltd.	UK
Bromine Compounds Ltd.	Israel
Bromine Compounds Marketing (2002) Ltd.	Israel
Bromisa Industrial e Commercial Ltda	Brazil
Chemada Fine Chemicals Ltd.	Israel
Clearon Corp.	USA
Cleveland Potash Ltd (CPL)	U.K.
Constantine & Company (Export) Ltd.	U.K.
DDFR Corporation Ltd.	Hong Kong
Dead Sea Bromine Company Ltd.	Israel
Dead Sea Magnesium Inc.	USA
Dead Sea Magnesium Ltd.	Israel
Dead Sea Periclase Fused products Co.	Israel
Dead Sea Periclase Ltd.	Israel
Dead Sea Works Ltd.	Israel
Desalination Plants (Development of Zarchin Process) Ltd.	Israel
Detelca UTE	Spain
Eisenbacher Dentalwaren ED GmbH	Germany

Euro Clearon B.V.	The Netherlands
Eurocil Luxembourg SA	Luxembourg
Everris Australia Pty. Ltd.	Australia
Everris GmbH	Germany
Everris Iberica Fertilizers SL	Spain
Everris International B.V.	The Netherlands
Everris Italia S.r.l	Italy
Everris Kenya Ltd.	Kenya
Everris Ltd.	UK
Everris Malaysia Sdn. Bhd	Malaysia
Everris NA Inc.	USA
Ferson Chemicals Ltd.	Israel
Fertilizers and Chemicals Ltd.	Israel
Fibrisol Muscalla GmbH	Germany
Fibrisol Service Australia Pty. Ltd.	Australia
Fibrisol Service Ltd.	UK
Finacil EEIG (European Economic Interest Grouping)	The Netherlands
Flexotex GmbH	Germany
Fomento y Desarrollo Agrícola, S.L	Spain
Fosbrasil S.A.	Brazil
Fuentes Fertilizantes S.L.	Spain
Guangzhou Eclean Technology Co. Ltd.	China
Gurit Worbla GmbH	Germany
H2ID Ltd.	Israel
Hoyermann Chemie GmbH	Germany
I.D.E. Technologies Ltd.	Israel
I.D.E.S.B DESALINATION PARTNERSHIP	Israel
Iberpotash S.A.	Spain
ICL (Shanghai) Investment Co. Ltd.	China
ICL ASIA Ltd.	Hong Kong
ICL Brasil Ltda.	Brasil
ICL Fertilizers (India) Private Ltd.	India
ICL Fertilizers Deutschland GmbH	Germany
ICL Fertilizers Europe CV	The Netherlands
ICL Finance B.V.	The Netherlands
ICL Finance Belgium NV	Belgium
ICL Finance Inc.	USA
ICL Fine Chemicals Ltd.	Israel
ICL Fosfatos Y Adtivos Servicios De Mexico, S.A. DE C.V.	Mexico
ICL Fostfatos Y Aditivos Mexico, S.A. DE C.V	Mexico
ICL France S.A.S	France
ICL Holding beschränkt haftende OHG	Germany
ICL Holding Germany GmbH	Germany
ICL Holding The Netherlands Cooperatief U.A.	The Netherlands
ICL Iberia Ltd	UK
ICL Iberia SCS	Spain
ICL Innovation Ltd.	Israel
ICL IP America Inc.	USA
ICL IP Bitterfeld GmbH	Germany
ICL IP Europe B.V.	The Netherlands
ICL Japan Ltd	Japan
ICL Management & Trading India Private Limited	India
ICL North America Inc	USA
ICL Performance Products Canada Ltd.	Canada
ICL Performance Products Inc	USA
ICL Performance Products LLC	USA
ICL Performance Products LP	USA

ICL Polska Sp.z.o.o	Poland
ICL Trading (HK) Ltd.	Hong Kong
ICL-IP Bitterfeld Grundbesitz GmbH & Co KG	Germany
ICL-IP Terneuzen BV	The Netherlands
IDE Americas Inc.	USA
IDE Canaries S.A.	Spain
IDE Technologies India Private Ltd.	India
Idea Desalination Construction Partnership	Israel
IMI Tami Institute for R&D Ltd.	Israel
Incap B.V	The Netherlands
Indian Desalination Engineering PVT Ltd.	India
Industrial Chemical Equipment Ltd.	Israel
Intracap Insurance Ltd.	Switzerland
Israeli Light Metal Initiative Ltd.	Israel
Jiaxing ICL Chemical Co., Ltd.	China
Landchem Ltd.	South Africa
Larnaca Water Partners	Cyprus
Lianyungang Dead Sea Bromine Compounds Co. Ltd	China
Logística de Fertilizantes Fuentes, S.A.	Spain
M.M.M. Company United Landfill Industries (1998) Ltd.	Israel
M.R.I. Research & Development Ltd.	Israel
Magsens Ltd.	Israel
Medentech Limited	Ireland
Mifalei Tovala Ltd.	Israel
Novetide Ltd.	Israel
NU3 NV	Belgium
OMIS Water Ltd.	Israel
OTID desalination partnership	Israel
P.A.M.A (Energy Resources Development) Ltd.	Israel
P.M. Chemicals Srl	Italy
Patentwise Ltd.	Ireland
PCT Protective Coating Technologies Ltd.	Israel
Pekafert B.V.	The Netherlands
Pelagos Desalination Services	Cyprus
Phosphorus Derivatives Inc.	USA
Potassium Nitrate Ltd.	Israel
Revivim In The Bay Water and Environment Ltd.	Israel
Rhenoflex GmbH	Germany
Rotem Amfert Negev Ltd.	Israel
Rotem do Brasil Ltd.	Brazil
Rotem Holding G.M.B.H	Germany
Rotem Kimyevi Maddeler Sanayi ve Ticaret A.S	Turkey
Scora S.A.S	France
Shanghai Tari International Ltd.	China
Sherut Rail & Road Transportaion Services Registered Partnership	Israel
Sinobrom compounds Co. Ltd	China
Sorek Desalination Ltd.	Israel
Sorek Desalination Partnership	Israel
Sorek Operation and maintenance company Ltd.	Israel
Specialty Technologies Europe B.V	The Netherlands
Stodiek Dunger GmbH	Germany
Tari International N.Z Ltd.	New Zealand
Tetrabrom Technologies Ltd.	Israel
Tiami Vattenkemi AB	Sweden
Trafico de Mercancias S.A.	Spain
Turris Versicherungvermittlung GmbH	Germany
Twincap Försäkrings AB	Sweden

V.I.D Desalination Company Ltd.	Israel
West Galile Desalination Company Ltd.	Israel
Yunnan B.K Giulini Tianchuang Phosphate Co. Ltd.	China
Zhangjiagang FTZ ICL Trading Co. Ltd.	China
Zuari Rotem specialty fertilizers Ltd.	India